As filed with the Securities and Exchange Commission on April 30, 2002.


                                                               File No. 811-6646
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 11

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                           ASSET ALLOCATION PORTFOLIO
                    (FORMERLY KNOWN AS MUTUAL FUND PORTFOLIO)

               (Exact Name of Registrant as Specified in Charter)


                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017
                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 614-766-7000


      Wesley F. Hoag, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)


                                    Copy to:
                                 James B. Craver
                                125 Summer Street
                                Boston, MA 02110
================================================================================

                                EXPLANATORY NOTE


     This Amendment to the Registration Statement of Asset Allocation Portfolio, formerly known as the Mutual Fund Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
----------------------------------------------------------------------------
          RISKS.
          ------


     Asset Allocation Portfolio, formerly known as the Mutual Fund Portfolio (the "Portfolio"), is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.


     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio's investment adviser is Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc. The investment objective of the Portfolio is growth of capital. To pursue this goal, the Portfolio invests primarily in other growth mutual funds that are not affiliated with the fund. The Portfolio pursues its investment goal through asset allocation and mutual fund selection. Normally, at least 65% of the value of the Portfolio's total assets will be invested in mutual funds. The mutual funds in which the Portfolio invests are primarily growth funds investing in common stocks. In the underlying mutual funds, current income will usually be of secondary importance. The adviser overweights mutual fund types that it believes represent above average market potential with below average market risk. The adviser continually evaluates market capitalization (for example, blue chip versus small capitalization) and sector rotation (for example, high tech versus industrial companies) when selecting mutual funds.

     The Portfolio may invest in index-based investments and closed-end funds. See "Index-based Investments" in this Part A and Part B below.

     The Portfolio may invest up to 100% of its assets in money market securities and investment grade bonds as a defensive tactic. When invested defensively, the Portfolio could be unable to achieve its investment objective. The Portfolio places a high degree of importance on maintaining and protecting portfolio values from adverse market conditions. The Portfolio strives to avoid losses during high risk market environments and strives to provide attractive returns during low risk markets. When the adviser's evaluation of the stock market indicates that the risks of the stock market are grater than the potential rewards, the Portfolio will reduce or eliminate its position in growth mutual funds in order to attempt to preserve your capital. The Portfolio may also invest in common stock directly.

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts and related options as a hedge against changes, resulting form market conditions, in the value of securities held or intended to be held by the Portfolio.

     The Portfolio will generally purchase "no-load" mutuala funds, which are sold and purchased without a sales charge. However, the Portfolio may purchase "load" mutual funds only if the load, or sales commission, is waieved for purchases or sales made by the Portfolio.

     The Portfolio may also invest in "closed-end" funds. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% and 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as NASDAQ), and in some cases may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand by the issuer like shares of a mutual fund, investors seek to buy and sell shares of closed-end funds in the secondary market.

     The Portfolio may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund that a portfolio purchases will ever decrease. In fact, it is possible that this market discount may increase, and a fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of a portfolio's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Portfolio at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Portfolio. See "Closed-End Investment Companies" in Part B below.

     The Portfolio will not invest in other funds of the Flex-funds family of funds or the Meeder Advisor Funds family of funds, the corresponding portfolios of which are also managed by the adviser.

     The Portfolio may at times desire to gain exposure to the stock market through the purchase of "index" funds (funds which purchase stocks represented in popular stock market averages) with a portion of its assets.

     INDEX-BASED INVESTMENTS. The Portfolio may invest in index-based investments (IBIs), including Standard & Poor's Depositary Receipts (SPDRs). IBIs are shares of publicly traded unit investment trusts that own the stocks in the relevant index. For example, SPDRs represent ownership interests in unit investment trusts holding a portfolio of securities closely reflecting the price performance and dividend yield of the S&P 500 Index. IBIs, including SPDRs, are subject to the risk of an investment in a broadly based portfolio of common stocks, including the risk of declines in the general level of stock prices. They are also subject to trading halts due to market conditions or other reasons that, in the view of the American Stock Exchange, make trading IBIs inadvisable.

     The Adviser addresses asset allocation decisions by making shifts in the mix of stocks, bonds and cash in the Portfolio. The Portfolio may at times assume a defensive position by investing up to 100% of its assets in money market securities and investment grade bonds.


     EXCHANGE-TRADED FUNDS. The Portfolio may invest in shares of Exchange Traded Funds ("ETFs"). ETFs are mutual funds that trade like stocks. Like stocks, shares of ETFs are not traded at net asset value, that is, they can be sold at a premium or with a discount. The price of ETFs is derived from and based upon the securities held by the ETF. Accordingly, the level of risk involved in the purchase or sale of an ETF is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for an ETF is based on a basket of stocks. Disruptions in the markets for the securities underlying ETFs purchased or sold by the Portfolio could result in losses on ETFs.


HEDGING STRATEGIES.

     Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. Financial futures contracts or related options used by the Portfolio to implement its hedging strategies are considered derivatives. The value of derivatives can be affected significantly by even small market movements, sometimes in unpredictable ways. They do not necessarily increase risk, and may in fact reduce risk.

     The Portfolio may engage in hedging transactions in carrying out its investment policies. A hedging program may be implemented for the following reasons: (1) To protect the value of specific securities owned or intended to be purchased while the Adviser is implementing a change in the Portfolio's investment position; (2) To protect portfolio values during periods of extraordinary risk without incurring transaction costs associated with buying or selling actual securities; and (3) To utilize the "designated hedge" provisions of Subchapter M of the Internal Revenue Code as a permitted means of avoiding taxes that would otherwise have to be paid on gains from the sale of portfolio securities.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, many groups of common stocks (stock market indices) may be made the subject of futures contracts, while government securities such as Treasury bonds and notes are among debt securities currently covered by futures contracts.

     The Portfolio will not engage in transactions in financial futures contracts or related options for speculation but only as a hedge against changes in the market value of securities held or intended for purchase, and where the transactions are economically appropriate to the reduction of risks inherent in the ongoing management of the Portfolio.


     For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for management investment companies, such as the Asset Allocation Portfolio, formerly known as the Mutual Fund Portfolio. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging". In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.


     The Portfolio may not purchase or sell futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The Portfolio expects that any gain or loss on hedging transactions will be substantially offset by any gain or loss on the securities underlying the contracts or being considered for purchase.

MAIN RISK FACTORS.

     When the Portfolio is invested primarily in growth mutual funds, the value of your investment will fluctuate in response to stock market movements. The underlying mutual funds may invest in smaller or newer companies which are more likely to grow as well as suffer more significant losses than larger or more established companies. Investments in such companies can be both more volatile and more speculative. Also, if the adviser does not accurately predict changing market conditions and other economic factors, the Portfolio's assets might be allocated in a manner that is disadvantageous. Because the Portfolio invests primarily in underlying funds, the value of your investment will fluctuate in response to the performance of the underlying funds. In addition, investing through the Portfolio in an underlying portfolio of funds involves additional expenses and tax results that would not arise if you invested directly in the funds that the fund owns. By investing indirectly in underlying funds through the Portfolio, you will bear not only your proportionate share of the Portfolio's expenses (including operating costs and investment advisory fees), but also, indirectly, similar expenses and charges of the underlying funds, including any contingent deferred sales charges and redemption charges. Finally, you may receive taxable capital gains distributions to a greater extent than would be the case if you invested directly in the underlying funds. As with any mutual fund, loss of money is a risk of investing in the Portfolio.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
---------------------------------------------------------


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. U.S. Bank, N.A., Cincinnati ("U.S. Bank") is the Portfolio's custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202 and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.


     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.


     The Adviser was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial. Meeder Financial is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. Meeder Financial conducts business only through its subsidiaries which are the Adviser; Mutual Funds Service Co.; Adviser Dealer Services, Inc., a registered broker-dealer; and Meeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser.

     The Adviser's officers and directors and their principal offices are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President and Treasurer; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; David M. Rose, Chief Operating Officer; Michael J.
Sullivan, Vice President of Sales and Marketing; and Wesley F. Hoag, Vice President, Secretary and General Counsel.

     Robert S. Meeder, Jr., formerly a co-portfolio manager of the Portfolio, has joined a team of persons employed by Meeder Asset Management, Inc. which will be jointly and primarily responsible for the day-to-day management of the Portfolio. This team is replacing the previous arrangement which consisted of co-portfolio managers.


     The Adviser earns an annual fee, payable in monthly installments, at the rate of 1% of the first $50 million, 0.75% of the next $50 million and 0.60% in excess of $100 million of the Portfolio's average net assets.

                          TRANSFER AGENT AND CUSTODIAN


     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6000 Memorial Drive, Dublin, Ohio 40317, a wholly-owned subsidiary of Meeder Financial, pursuant to which Mutual Funds Service Co. provides accounting, transfer agency and dividend disbursing services to the Portfolio. The minimum annual fee for all such services for the Portfolio is $7,500. Subject to the minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets. For the year ended December 31, 2001, total payments from the Portfolio to Mutual Funds Service Co. amounted to $174,258.


     Pursuant to a Custody Agreement, Firstar acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.

                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.   SHAREHOLDER INFORMATION.
----------------------------------

CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

PURCHASE OF SECURITIES

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at each closing of the New York Stock Exchange on the basis of the last sale on such exchange each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; i.e., at the settlement price of a closing contract or at the asked quotation for such a contract if there has been no sale. Money market instruments (certificates of deposit, commercial paper, etc.) having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.
------------------------------------

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
------------------------------------------


       ASSET ALLOCATION PORTFOLIO, FORMERLY KNOWN AS MUTUAL FUND PORTFOLIO

                               6000 Memorial Drive
                               Dublin, Ohio 43017


STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2002.
---------------------------------------------------------

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Asset Allocation Portfolio, formerly known as the Mutual Fund Portfolio dated April 30, 2002. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


                                TABLE OF CONTENTS

                                                                 Page

     Portfolio History . . . . . . . . . . . . . . . . . . .     B-2
     Description of the Portfolio and Its Investments
           and Risks . . . . . . . . . . . . . . . . . . . .     B-2
     Management of the Portfolio . . . . . . . . . . . . . .     B-6
     Control Persons and Principal Holders of Securities . .     B-11
     Investment Advisory and Other Services  . . . . . . . .     B-11
     Brokerage Allocation and Other Practices  . . . . . . .     B-12
     Capital Stock and Other Securities  . . . . . . . . . .     B-14
     Purchase, Redemption and Pricing of Securities  . . . .     B-15
     Taxation of the Portfolio . . . . . . . . . . . . . . .     B-16
     Underwriters  . . . . . . . . . . . . . . . . . . . . .     B-17
     Calculation of Performance Data . . . . . . . . . . . .     B-17
     Financial Statements  . . . . . . . . . . . . . . . . .     B-17

ITEM 11.  PORTFOLIO HISTORY.
----------------------------

     The Portfolio is a diversified, open-end management company which was organized as a trust under the laws of the State of New York on November 1, 1991.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
--------------------------------------------------------------------


     Part A contains additional information about the investment objective and policies of the Asset Allocation Portfolio, formerly known as the Mutual Fund Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.


     The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.

     Meeder Asset Management, Inc., the investment adviser of the Portfolio (the "Adviser"), places a high degree of importance on protecting portfolio values from severe market declines. Consequently, the Portfolio's assets may at times be invested for defensive purposes in bonds and money market instruments.

     Because the Adviser intends to employ flexible defensive investment strategies when market trends are not considered favorable, the Adviser may occasionally change the entire Portfolio.


     The defensive investment strategy can produce high turnover rates when calculated in accordance with SEC rules. The portfolio turnover rate for the Portfolio was 298% for the year ended December 31, 2001 (305% in 2000; 788% in
1999).


     The Adviser will select mutual funds for inclusion in the Portfolio on the basis of the industry classifications represented in their portfolios, their specific portfolio holdings, their performance records, their expense ratios, and the compatibility of their investment policies and objectives with those of the Portfolio.

     The Adviser utilizes an asset allocation system for deciding when to invest in mutual funds or alternatively in temporary investments such as are described below. The use of this system entails recurring changes from a fully invested position to a fully defensive position and vice-versa. (See "Hedging Strategies" in Part A.)

     In purchasing shares of other mutual funds the Portfolio will agree to vote the shares in the same proportion as the vote of all other holders of such shares.

     The Portfolio has adopted certain investment restrictions which cannot be changed except with the vote of a majority of the Portfolio's outstanding voting securities. These restrictions are applicable to the Portfolio and are described elsewhere in this

Part B. Investment restrictions for the Portfolio permit it to purchase the shares of other investment companies (mutual funds); and to invest 25% or more of its assets in any one industry.

     The Portfolio may only purchase up to 3% of the total outstanding securities of any underlying mutual fund. The holdings of any "affiliated persons" of the Portfolio, as defined in the Investment Company Act of 1940 (the "1940 Act"), must be included in the computation of the 3% limitation. Accordingly, when "affiliated persons" hold shares of an underlying mutual fund, the Portfolio will be limited in its ability to fully invest in that mutual fund. The Adviser may then, in some instances, select alternative investments.

     The 1940 Act also provides that an underlying mutual fund whose shares are purchased by the Portfolio may be allowed to delay redemption of its shares in an amount which exceeds 1% of its total outstanding securities during any period of less than 30 days. Shares held by the Portfolio in excess of 1% of a mutual fund's outstanding securities therefore may not be considered readily disposable securities.

     Under certain circumstances, an underlying mutual fund may determine to make payment of a redemption by the Portfolio wholly or partly by a distribution in kind of securities from its portfolio, in lieu of cash, in conformity with rules of the Securities and Exchange Commission. In such cases, the Portfolio may hold securities distributed by an underlying mutual fund until the Adviser determines that it is appropriate to dispose of such securities.

     Portfolio investment decisions by an underlying mutual fund will be made independent of investment decisions by other underlying mutual funds. Therefore, an underlying mutual fund may be purchasing shares of a company whose shares are simultaneously being sold by some other underlying mutual fund. The result of this would be an indirect transaction expense (principally commissions) for the Portfolio, without its having changed its investment position.

     The Portfolio may invest in common stocks based upon criteria described in its investment objective. Because the Portfolio will only invest directly in common stocks to replicate the performance of popular stock market indices the selection of stocks would be limited to those stocks found in a particular index.

     CLOSED-END INVESTMENT COMPANIES. The Portfolio or its underlying funds may invest their assets in "closed-end" investment companies (or "closed-end funds"), subject to the investment restrictions set forth below. The Portfolio, together with any company or companies controlled by the Portfolio, and any other investment companies having the Adviser as an investment adviser, may purchase in the aggregate only up to 3% of the total outstanding voting stock of any closed-end fund. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as "NASDAQ") and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open-end investment company (such as the Portfolio), investors seek to buy and sell shares of closed-end funds in the secondary market.

     The Portfolio generally will purchase shares of closed-end funds only in the secondary market. The Portfolio will incur normal brokerage costs on such purchases similar to the expenses the Portfolio would incur for the purchase of securities of any other type of issuer in the secondary market. The Portfolio may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund's proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Portfolio purchased such securities in the secondary market.

     The shares of many closed-end funds, after their initial public offering, frequently trade at a price per share which is less than the net asset value per share, the difference representing the "market discount" of such shares. This market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined net asset value but rather are subject to the principles of supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to such shares trading at a discount to their net asset value.

     The Portfolio may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Portfolio will ever decrease. In fact, it is possible that this market discount may increase and the Portfolio may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of the Portfolio's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Portfolio at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Portfolio.

     Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund's common shares in an attempt to enhance the current return to such closed-end fund's common shareholders. The Portfolio's investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and net asset value than an investment in shares of investment companies without a leveraged capital structure.

     INDEX-BASED INVESTMENTS. The Portfolio and its underlying funds may invest their assets in index-based investments (IBIs), including, among others, Standard & Poor's Depositary Receipts (SPDRs) and DIAMONDS. IBIs are shares of publicly traded Unit Investment Trusts - investment vehicles registered with the Securities and Exchange Commission under the Investment Company Act of 1940 - which own the stocks in the relevant index.

     SPDRs are units of beneficial interest in an investment trust sponsored by a wholly-owned subsidiary of the American Stock Exchange, Inc. (the "Exchange") that represent proportionate undivided interests in a portfolio of securities consisting of substantially all of the common stocks of the S&P 500 Index. SPDRs are listed on the Exchange and may be traded in the secondary market on a per-SPDR basis. SPDRs are designed to provide investment results that generally correspond to the price and yield performance of the component of common stocks of the S&P 500 Index.

     DIAMONDS are units of beneficial interest in an investment trust representing proportionate undivided interests in a portfolio of securities consisting of all the component common stocks of the Dow Jones Industrial Average. DIAMONDS are listed on the Exchange and may be traded in the secondary market on a per-DIAMOND basis. DIAMONDS are designed to provide investment results that generally correspond to the price and yield performance of the component common stocks of the Dow Jones Industrial Average.

     IBIs are subject to the risk of an investment in a broadly based portfolio of common stocks, including the risk of declines in the general level of stock prices. The Portfolio's investment in an IBI may not exactly match the performance of a direct investment in the respective index to which it is intended to correspond. Additionally, an IBI may not fully replicate the performance of its benchmark index due to the temporary unavailability of certain index securities in the secondary market or due to other extraordinary circumstances, such as discrepancies between the IBI and the index with respect to the weighting of securities. IBIs are also subject to trading halts due to market conditions or other reasons that, in the view of the American Stock Exchange, make trading IBIs inadvisable.

     For temporary defensive purposes, the Portfolio may invest in (or enter into repurchase agreements with banks and broker-dealers with respect to) corporate bonds, U.S. Government securities, commercial paper, certificates of deposit or other money market instruments. The Portfolio may engage in hedging transactions to the extent and for the purposes set forth in Part A.

                             INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the 1940 Act, a

"fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets; (g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury or other investment companies; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (i.e., a "short sale against the box"); (k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry (U.S. Government Securities and securities of other investment companies are exempt from this restriction); (l) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (m) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (n) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (o) Invest in warrants; and (p) Invest more than 10% of its assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

     In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
--------------------------------------

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.


"Non-Interested" Trustees
------------------------------------------------------------------------------------------------------------------------
                                             Year                                        Number of
                                             First                                       Portfolios
                                             Elected A     Principal                     in Fund           Other
                                             Director      Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
MILTON S. BARTHOLOMEW, 73     Trustee        1982          Retired; formerly a           22                None
1424 Clubview                                              practicing attorney in
Boulevard, S.                                              Columbus, Ohio; member of
Worthington, OH  43235                                     each Fund's Audit
                                                           Committee.
------------------------------------------------------------------------------------------------------------------------
ROGER D. BLACKWELL, 61        Trustee        1994          Professor of Marketing        22                Airnet
Blackwell Associates,                                      and Consumer Behavior,                          Systems,
Inc.                                                       The Ohio State                                  Anthony &
3380 Tremont Road                                          University; President of                        Sylvan,
Columbus, OH  43221                                        Blackwell Associates,                           Applied
                                                           Inc., a strategic                               Industrial
                                                           consulting firm.                                Technologies,
                                                                                                           Diamond Hill,
                                                                                                           Intimate
                                                                                                           Brands, Max &
                                                                                                           Erma's
------------------------------------------------------------------------------------------------------------------------
WALTER L. OGLE, 64            Trustee        1984          Retired; formerly             22                Southtrust
500 Ocean Drive                                            Executive Vice President                        Bank, N.A.
Juno Beach, FL  33408                                      of Aon Consulting, an                           Florida
                                                           employee benefits
                                                           consulting group.
------------------------------------------------------------------------------------------------------------------------
CHARLES A. DONABEDIAN, 59     Trustee        1997          President, Winston            22                None
Winston Financial, Inc.                                    Financial, Inc., which
200 TechneCenter                                           provides a variety of
Drive, Suite 200                                           marketing and consulting
Milford, OH  45150                                         services to investment
                                                           management companies;
                                                           CEO, Winston Advisors,
                                                           Inc., an investment
                                                           adviser.
------------------------------------------------------------------------------------------------------------------------
JAMES W. DIDION, 71           Trustee        1982, 1998    Retired; formerly             22                None
8781 Dunsinane Drive                                       Executive Vice President
Dublin, OH  43017                                          of Core Source, Inc., an
                                                           employee benefit and
                                                           Workers' Compensation
                                                           administration and
                                                           consulting firm
                                                           (1991-1997).
------------------------------------------------------------------------------------------------------------------------
JACK W. NICKLAUS II, 40       Trustee        1998          Designer, Nicklaus            22                None
11780 U.S. Highway #1                                      Design, a golf course
North Palm Beach, FL                                       design firm and division
33408                                                      of The Nicklaus Companies.
------------------------------------------------------------------------------------------------------------------------

"Interested" Trustees3,4
------------------------------------------------------------------------------------------------------------------------
                                             Year First                                  Number of
                                             Elected a                                   Portfolios
                                             Director and/ Principal                     in Fund           Other
                                             or Officer    Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, SR.*+, 73   Trustee/       1982          Chairman of Meeder Asset      22                Uniglobe
                              President                    Management, Inc., an                            Travel
                                                           investment adviser;                             (U.S.A.),
                                                           Chairman and Director of                        L.L.C.
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer
                                                           agent; Director of
                                                           Adviser Dealer Services,
                                                           Inc., the Fund's
                                                           Distributor.
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, JR.*, 40    Trustee and    1992          President of Meeder Asset     22                None
                              Vice President               Management, Inc.
------------------------------------------------------------------------------------------------------------------------

Other Officers4
-------------------------------------------------------------------------------------
                                             Year
                                             First
                                             Elected an    Principal
                                             Officer       Occupation(s)
Name, Address                 Position       of Fund       During Past Five
and Age                       Held           Complex 1     Years
-------------------------------------------------------------------------------------
DONALD F. MEEDER*+, 63        Assistant      1982          Assistant Secretary and
                              Secretary                    Vice President of Meeder
                                                           Asset Management, Inc.;
                                                           Assistant Secretary of
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer agent.
-------------------------------------------------------------------------------------
WESLEY F. HOAG*+, 45          Vice           1994          Vice President, Secretary
                              President and                and General Counsel of
                              Secretary                    Meeder Asset Management,
                                                           Inc. and Mutual Funds
                                                           Service Co.; Secretary of
                                                           Adviser Dealer Services,
                                                           Inc. (since July 1993);
                                                           Attorney, Porter, Wright,
                                                           Morris & Arthur, a law
                                                           firm (October 1984 to
                                                           June 1993).
-------------------------------------------------------------------------------------
BRUCE E. MCKIBBEN*+, 32       Treasurer      1999          Treasurer and Manager/
                                                           Fund Accounting and
                                                           Financial Reporting,
                                                           Mutual Funds Service Co.,
                                                           the Funds' transfer agent
                                                           (since April 1997);
                                                           Assistant Treasurer and
                                                           Manager/Fund Accounting,
                                                           The Ohio Company, a
                                                           broker-dealer (April 1991
                                                           to April 1997).
-------------------------------------------------------------------------------------

1 Directors and Officers of the Portfolio serve until their resignation, removal or retirement.

2 This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

4 All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.

* Robert S. Meeder, Sr. is deemed an "interested person" of the Trust by virtue of his position as Chairman of Meeder Asset Management, Inc., the Advisor of the Portfolios. Robert S. Meeder, Jr. is deemed an "interested person" of the Trust by virtue of his position as President of Meeder Asset Management, Inc., the Advisor of the Portfolios. Wesley F. Hoag is deemed an "interested person" of the Trust by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolios. Donald F. Meeder is deemed an "interested person" of the Trust by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolios.

+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.

BENEFICIAL INTERESTS IN THE PORTFOLIO OWNED BY TRUSTEES AS OF DECEMBER 31, 2001

--------------------------------------------------------------------------------
                                                      Aggregate Dollar Range1 of
                            Dollar Range of           Shares Owned in All Funds
                            Beneficial Interests      Within The Fund Complex
Name of Director            in the Portfolio Owned1   Overseen by Trustee
--------------------------------------------------------------------------------
"Non-Interested" Trustees

Milton S. Bartholomew       $0                        Over $100,000
--------------------------------------------------------------------------------
Roger D. Blackwell          $0                        Over $100,000
--------------------------------------------------------------------------------
Walter L. Ogle              $0                        Over $100,000
--------------------------------------------------------------------------------
Charles A. Donabedian       $0                        $50,001 - $100,000
--------------------------------------------------------------------------------
James W. Didion             $0                        $1 - $10,000
--------------------------------------------------------------------------------
Jack W. Nicklaus II         $0                        $10,000 - $50,000
--------------------------------------------------------------------------------
"Interested"  Trustees

Robert S. Meeder, Sr.       $0                        Over $100,000
--------------------------------------------------------------------------------
Robert S. Meeder, Jr.       $0                        Over $100,000
--------------------------------------------------------------------------------

1 Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for
"interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.

     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, Meeder Advisor Funds, and the corresponding portfolios of The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 2001.

                               COMPENSATION TABLE

                                                                                 Total
                                               Pension or                        Compensation
                                               Retirement                        from
                               Aggregate       Benefits          Estimated       Registrant and
                               Compensation    Accrued as Part   Annual          Fund Complex
                               from the        of Portfolio      Benefits Upon   Paid to
Trustee                        Portfolio       Expense           Retirement      to Trustee1, 2
-------                        ---------       -------           ----------      --------------
Robert S. Meeder, Sr.          None            None              None            None

Milton S. Bartholomew          $4,275          None              None            $14,642

Robert S. Meeder, Jr.          None            None              None            None

Walter L. Ogle                 $4,275          None              None            $14,642

Philip A. Voelker              None            None              None            None

Roger A. Blackwell             $3,998          None              None            $13,642

Charles A. Donabedian          $4,275          None              None            $14,642

James W. Didion                $3,998          None              None            $13,642

Jack W. Nicklaus II            $3,998          None              None            $13,642

1 Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 2001, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $4,275; Roger A. Blackwell - $3,998, Charles A. Donabedian - $4,275, Jack W. Nicklaus II - $3,998, and Walter L. Ogle
- $4,275.

2 The Fund Complex consists of 22 investment companies.

     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the five Portfolios. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For the other four Portfolios, including the Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and the Meeder Advisor Funds trusts, and the Portfolios are paid $500 for each Committee meeting. All other officers and Trustees serve without compensation from the Portfolios or the Trust. Trustee fees for the Asset Allocation Portfolio totaled $24,819for the year ended December 31, 2001 ($42,020 in 2000).

     The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent Trustees of the Trust: Charles Donabedian, Milton Bartholomew and Walter Ogle. The Nominating Committee is comprised of the following independent Trustees of the Trust: James Didion, Roger Blackwell and Charles Donabedian. The Trust's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Trust's address at 6000 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2001, the Audit Committee and the Nominating Committee each met two times.

     During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Trust, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the Fund by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the Fund relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Fund;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided the Fund;

     o    the investment performance of the Fund;

     o    information  on  the  investment  performance,   advisory  fees,  fund
          administration fees and expense ratios of other registered investment companies within the Trust;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Manager but believed to be generally comparable in their investment objectives and size to the Fund;

     o the investment approach used by the Manager in the daily management of the Portfolio;

     o    information on personnel of the Manager's investment committee;

     o the continuing need of the Manager to retain and attract qualified investment and service professionals to serve the Trust in an increasingly competitive industry;

     o    soft dollars received by the Manager from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Manager, for executing securities transactions on behalf of the Portfolio;

     o the Manager's policy regarding the aggregation of orders from the Portfolio and the Manager's private accounts; and

     o other ancillary benefits received by the Manager and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and Fund.


     The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Manager's costs, an analysis of historical profitability of the Portfolio and Fund's contracts to the Manager and its affiliates, and the importance of supporting quality, long-term service by the Manager to help achieve solid investment performance.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio shareholders before the interest of people who manage the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

As of April 2, 2002, The Flex-funds Muirfield Fund and the Meeder Advisor Funds Tactical Asset Allocation Fund (the "Funds") have an investment in the Portfolio equaling approximately 98% and 2%, respectively of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Funds, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

                                     ADVISER

     Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.


     The Adviser earns an annual fee, payable in monthly installments at the rate of 1% of the first $50 million, 0.75% of the next $50 million and 0.60% in excess of $100 million of the Portfolio's average net assets. For the year ended December 31, 2001, the Portfolio paid fees to the Adviser totaling $734,145 ($1,168,103 in 2000; $1,214,387 in 1999).


                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                                    CUSTODIAN


     Pursuant to a Custody Agreement, U.S. Bank, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the

Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


                              INDEPENDENT AUDITORS


     KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

     The Portfolio seeks to obtain the best available prices on, and firm execution of, all purchases and sales of portfolio securities. In order to do so, it may buy securities from or sell securities to broker-dealers acting as principals.

     Satisfied that it is obtaining the best available price and favorable execution, the Portfolio may, from time to time, place orders for the purchase or sale of portfolio securities with broker-dealers who provide research, statistical or other financial information or services ("research") to it or to the Adviser, or to any other client for which the Adviser acts as investment adviser. The reasonableness of brokerage commissions paid by the Portfolio in relation to transaction and research services received is evaluated by the staff of the Adviser on an ongoing basis. The general level of brokerage charges and other aspects of the Portfolio's portfolio transactions are reviewed periodically by its Board of Trustees.

     The  Adviser  is the  principal  source of  information  and  advice to the
Portfolio  and is  responsible  for  making  and  initiating  the  execution  of investment decisions for the Portfolio. However, it is recognized by the Trustees that it is important for the Adviser, in performing its responsibilities to the Portfolio, to continue to receive and evaluate the broad spectrum of economic and financial information which many securities brokers have customarily furnished in connection with brokerage transactions and that, in compensating brokers for their services, it is in the interest of the Portfolio to take into account the value of the information received for use in advising the Portfolio. The extent, if any, to which the obtaining of such information may reduce the expenses of the Adviser in providing management services to the Portfolio is not determinable. In addition, it is understood by the Trustees that other clients of the Adviser might also benefit from the information obtained for the Portfolio, in the same manner that the Portfolio might also benefit from information obtained by the Adviser in performing services to others.

     It is the opinion of the Trustees of the Portfolio and of the Adviser that the receipt of research from brokers will not materially reduce the Adviser's own research activities or the overall cost of fulfilling its contractual obligations to the Portfolio.

     The Adviser is authorized to use research services provided by and to place portfolio transactions with brokerage firms that have provided assistance in the distribution of shares of the Funds or shares of other Flex-funds funds or Meeder Advisor Funds funds to the extent permitted by law.

     The Adviser may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of the Portfolio or the Funds' expenses, such as transfer agent fees of Mutual Funds Service Co. or custodian fees. The transaction quality must, however, be comparable to those of other qualified broker-dealers.

     The Portfolio may effect portfolio transactions with or through the Adviser, or its affiliates, when the Adviser determines that the Portfolio will receive the best net price and execution. This standard would allow the Adviser, or its affiliates, to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction.

     The Trustees of the Portfolio periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the commissions paid by the Portfolio over representative periods of time to determine if they are reasonable in relation to the benefits to the Portfolio.


     During the year ended December 31, 2001, the Asset Allocation Portfolio paid total commissions of $11,050, of which $11,050in commissions were paid on the purchase and sale of futures and options contracts.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 4:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays(or days on which such holiday is observed): New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     The assets of the Portfolio consist primarily of shares of underlying mutual funds, which are valued at their respective net asset values under the 1940 Act. The underlying funds value securities in their portfolios for which market quotations are readily available at their current market value (generally the last reported sale price) and all other securities and assets at fair value pursuant to methods established in good faith by the board of directors of the underlying fund. Money market funds with portfolio securities that mature in one year or less may use the amortized cost or penny-rounding methods to value their securities. Securities having 60 days or less remaining to maturity generally are valued at their amortized cost which approximates market value.

     Other assets of the Portfolio are valued at their current market value if market quotations are readily available and, if market quotations are not available, they are valued at fair value pursuant to methods established in good faith by the Board of Trustees. Securities having 60 days or less remaining to maturity are valued at their amortized cost.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.
-----------------------

     The exclusive placement agent for the Portfolio is Adviser Dealer Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------


     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2001. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23.  EXHIBITS.
-------------------

    *(a)  Declaration of Trust of the Registrant.

    *(b)  By-Laws of the Registrant.

     (c)  Not applicable.

    *(d) Form of Investment Advisory Agreement between the Registrant and Meeder Asset Management, Inc.

    *(e) Form of Exclusive Placement Agent Agreement between the Registrant and Signature Broker-Dealer Services, Inc.

  ***(f)  Deferred Compensation Plan for independent Trustees.

   **(g) Form of Custody Agreement between the Registrant and Firstar, N.A., Cincinnati.

   **(h)  (1)  Form of  Administration  Agreement  between  the  Registrant  and
               Mutual Funds Service Co. (MFSCo)

          (2) Form of Accounting Services Agreement between the Registrant and MFSCo.

     (i)  Not applicable

     (j)  Consent of KPMG LLP, Independent Auditors, filed herewith.

     (k)  Not applicable.

   **(l)  Investment representation letters of initial investors.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.

  ***(p) Codes of Ethics for the Portfolio, Meeder Financial, and Meeder Asset Management, Inc.

-------------------
   * Filed April 30, 1992.
  ** Filed June 8, 1992 and incorporated herein by reference.
 *** Filed April 28, 2000 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

     Not applicable.

ITEM 25.  INDEMNIFICATION.
--------------------------

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
-------------------------------------------------------------

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting                          Dublin, OH  43017
     services agent)

Meeder Asset Management, Inc.                        6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017


U.S. Bank, N.A., Cincinnati                          425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202



ITEM 29.  MANAGEMENT SERVICES.
------------------------------

     Not applicable.

ITEM 30.  UNDERTAKINGS.
-----------------------

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 30th day of April, 2002.

                                        ASSET ALLOCATION PORTFOLIO,
                                        (FORMERLY KNOWN AS MUTUAL FUND
                                        PORTFOLIO)


                                        By: /s/ Wesley F. Hoag
                                            ------------------------
                                            Wesley F. Hoag
                                            Vice President